Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations:	Joseph Cormier
t: +1 703.883.2771
e: investors@gtec-inc.com

Media Contact:	Lauren Peduzzi
t: +1.703.738.2861
e: media@gtec-inc.com

GTEC Reports Full Year and Fourth Quarter 2009 Financial Results

Full Year 2009 Organic Revenue Growth of 12%; Fourth Quarter Organic Revenue Growth of 21%

Completes approximately $63 million Initial Public Offering in November 2009

Closes $50 million Revolving Credit Facility in February 2010

2010 Forward Guidance of 14% to 20% Organic Revenue Growth

MCLEAN, Va., February 23, 2010 – Global Defense Technology & Systems, Inc. (NASDAQ: GTEC), a provider of mission-critical technology-based systems, solutions, and services for national security agencies and programs of the US government, today announced full year and fourth quarter 2009 financial results.

Full Year and Fourth Quarter 2009 Results – Consistent with Expectations

Revenue for the full year 2009 was $212.8 million, which represents 12.4% revenue growth (all organic) over 2008. The Company’s revenue from the Technology and Intelligence Services (TIS) and Force Mobility and Modernization Systems (FMMS) segments was $90.4 million and $122.4 million, respectively, for the full year 2009. Total segment operating income was $24.0 million, or 11.3% for the full year 2009. Unallocated corporate expenses totaled $19.7 million, and included significant one-time expenses, such as a component of stock compensation expenses totaling $4.3 million, $1.5 million in Initial Public Offering (IPO) related costs and $1.9 million in management fees to GTEC’s former parent. This results in operating income for 2009 of $4.4 million and diluted earnings per share (EPS) was $0.20 for 2009. The impact of the one-time expenses net of tax equates to $0.69 of EPS for the full year.

Revenue for the fourth quarter ended December 31, 2009 was $55.8 million, which represents 20.7% growth (all organic) over 2008. TIS and FMMS segment revenue was $25.5 million and $30.3 million, respectively, for the fourth quarter. Total segment operating income was $6.7 million, or 12.1%, for the fourth quarter, while unallocated corporate expenses totaled $8.7 million. The unallocated corporate expenses included significant one-time expenses, such as a component of stock compensation expenses totaling $4.3 million, $0.7 million in IPO related costs and $0.3 million in management fees to GTEC’s former parent. This resulted in an operating loss for the quarter of $1.9 million and diluted loss per share of $0.21. The impact of the one-time expenses net of tax equates to $0.46 EPS for the fourth quarter.

“Our fourth quarter and full year revenues are in line with our expectations and represent strong organic growth over the comparable 2008 period”, said John Hillen, President & CEO of GTEC. “2009 was a great year for GTEC as we were able to successfully complete our IPO and position ourselves for strong growth in 2010 and beyond, which is evident in our 2010 guidance of 14% to 20% organic revenue growth.”

Business Highlights – Contract Awards Momentum

Contract awards totaled $376 million for the full year 2009. Several significant 2009 awards are highlighted below.

•	$200 million, 5-year counter-terrorism contract with Department of Justice to provide IT lifecycle support and intelligence analysis

•	$44 million contract award from U.S. Army TACOM for Tactical Water Purification Systems

•	$40 million, 5-year contract with Federal Bureau of Investigation for Investigative Data Warehouse O&M support

In February 2010, GTEC was awarded a $5.4 million contract to build the latest line of U.S. Army Force Provider camps. This is the first of several awards GTEC expects in the near-term. GTEC has over $50 million in submitted proposals from our FMMS business that are working through the contracting process.

Contract Backlog – Significant Growth in 2009

As of December 31, 2009, GTEC had total backlog of $640 million and funded backlog of $103 million. Total backlog grew by over 34% from December 31, 2008 and represents 3.0x full year 2009 revenue.

Initial Public Offering and New Credit Facility Completed – Positioned for M&A Execution

On November 25, 2009, GTEC completed its IPO raising approximately $63 million. Net proceeds to GTEC from the primary shares sold were over $36 million, which were used to pay down existing debt. As of December 31, 2009, GTEC had net debt of approximately $4 million. On February 3, 2010, GTEC entered into a new $50 million revolving credit facility, which provides financial flexibility to fund organic growth and strategic acquisitions.

Forward Guidance – Solid Organic Growth Outlook

GTEC’s first quarter 2010 and full year 2010 guidance is summarized in the table below. GTEC’s guidance does not include the assumption of any future acquisitions.

Jim Allen, Executive Vice President & CFO of GTEC, noted, “Based on the timing of anticipated awards, which were originally expected by January 2010, but were delayed by the timing of the passage of the Department of Defense appropriations bill and the Obama administration’s decision to increase troop levels in Afghanistan, our quarterly revenue for 2010 will have more variability than in 2009. The delays in new contract awards over the past two months are estimated to impact our first quarter 2010 revenues in our FMMS segment, but we anticipate that the new orders will result in a revenue recovery beginning in the second quarter of 2010, which is reflected in our full year 2010 guidance. We continue to see strong demand for our solutions that support our customers’ missions in expeditionary environments that have minimal infrastructure.”

	1st Quarter 2010	Full Year 2010

Revenue	$40 -$43 million	$242 -$255 million

Diluted EPS	$0.06 - $0.09	$0.95 - $1.05

Weighted Average Shares Outstanding – Diluted	9.15 million	9.18 million

Key Guidance Assumptions

•	Segment information – TIS revenue growth of at least 20% and FMMS revenue growth of at least 10% during 2010

•	Net interest expense of $75,000 in the first quarter and $200,000 for full year 2010

•	Tax rate of 40.8% for the first quarter and for full year 2010

Conference Call

GTEC executive management will hold a conference call today at 5:00 p.m. ET, to discuss full year and fourth quarter 2009 results and answer questions. Interested parties may access the call by dialing (888) 680-0894 (domestic) or (617) 213-4860 (international) and entering passcode 29169352. The conference call will be Webcast (listen only) simultaneously via the Investor Relations page of GTEC’s website at www.gtec-inc.com. Interested parties should dial in or log on approximately 10 minutes prior to the start of the call.

A replay of the call will be available beginning at 8:00 p.m. ET today and will remain available through midnight ET, March 9, 2010. To access the replay, call (888) 286-8010 (domestic) or (617) 801-6888 (international). The confirmation code for the replay is 31911541. A replay will also be available via the Investor Relations page of GTEC’s website approximately 24 hours after the conclusion of the call.

About Global Defense Technology & Systems, Inc.

Global Defense Technology & Systems, Inc. (GTEC) provides mission-critical technology-based systems, solutions, and services for national security agencies and programs of the U.S. government. Our services and solutions are integral parts of mission-critical programs run by the Department of Defense, Intelligence Community, Department of Homeland Security, federal law enforcement agencies, and other parts of the federal government charged with national security responsibilities. Learn more about Global Defense Technology & Systems at www.gtec-inc.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this announcement other than historical data and information constitute forward-looking statements that involve risks and uncertainties. A number of factors could cause our actual results, performance, achievements or industry results to differ materially from the results, performance or achievements expressed or implied by such forward-looking statements. Some of these factors include, but are not limited to, the risk factors set forth in Global Defense Technology & System Inc.’s (GTEC) registration statement on Form S-1, as amended and supplemented, and such other filings that GTEC makes with the Securities and Exchange Commission from time to time. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements speak only as of the date hereof and GTEC undertakes no obligation to update such forward-looking statements in the future except as required by law.

Global Defense Technology & Systems, Inc.

Unaudited Consolidated Balance Sheets

	As of December 31,
(in thousands, except share and per share amounts)	2008	2009

Assets
Current assets
Cash and cash equivalents	$1,422	$7
Accounts receivable, net	38,393	50,691
Due from affiliates	288	1,109
Prepaid expenses and other current assets	855	1,238
Deferred tax assets	357	324
Income taxes receivable	1,747	3,543

Total current assets	43,062	56,912

Property and equipment, net	3,349	3,441
Intangible assets, net	29,624	21,268
Goodwill	24,373	24,373
Deferred tax assets	5,029	6,295
Other assets	215	222

Total assets	$105,652	$112,511

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$8,587	$13,040
Accrued expenses	11,632	9,521
Advance payments on contracts	4,555	517
Due to affiliates	234	—
Interest rate swap liability	—	106
Bank loans, current	3,600	—
Loans from affiliates	15,830	—

Total current liabilities	44,438	23,184

Interest rate swap liability	272	—
Deferred rent	229	289
Bank loans, net of current	17,584	3,686

Total liabilities	62,523	27,159

Commitments and contingencies (Note 15)

Stockholders’ Equity
Common stock, par value $0.01 per share, 90,000,000 shares authorized and 6,000,000 and 9,051,812 shares issued and outstanding, respectively	60	90
Additional paid-in capital	47,255	88,179
Accumulated deficit	(4,186)	(2,917)

Total stockholders’ equity	43,129	85,352

Total liabilities and stockholders’ equity	$105,652	$112,511

Global Defense Technology & Systems, Inc.

Unaudited Consolidated Statements of Operations

	Fourth Quarter		Year Ended December 31,
(in thousands, except share and per share data)	2008	2009	2008	2009

Revenue	$46,223	$55,777	$189,426	$212,845
Operating costs and expenses
Cost of revenue	36,774	46,089	156,271	175,231
Selling, general and administrative expenses	4,838	9,510	16,957	24,861
Amortization of intangibles	2,089	2,089	8,841	8,356
Impairment of intangible assets	—	—	2,447	—

Total operating costs and expenses	43,701	57,688	184,516	208,448

Operating income (loss)	2,522	(1,911)	4,910	4,397
Other income (expense)
Interest income	28	1	40	7
Interest expense	(712)	(355)	(2,750)	(1,849)

Income (loss) before income taxes	1,838	(2,265)	2,200	2,555
(Provision) benefit for income taxes	(877)	702	(1,138)	(1,286)

Net income (loss)	$961	$(1,563)	$1,062	$1,269

Earnings (loss) per share
Basic	$0.16	$(0.21)	$0.18	$0.20
Diluted	$0.16	$(0.21)	$0.18	$0.20

Weighted average common shares outstanding
Basic	6,000,000	7,353,193	6,000,000	6,341,079
Diluted	6,014,415	7,353,193	6,000,000	6,440,301

Global Defense Technology & Systems, Inc.

Unaudited Selected Segment Information

	Fourth Quarter		Year Ended December 31,
(in thousands)	2008	2009	2008	2009

Revenue
TIS segment	$21,311	$25,447	$80,433	$90,388
FMMS segment	24,912	30,330	108,993	122,457

Total revenue	46,223	55,777	189,426	212,845

Operating income (loss)
TIS segment	2,344	2,135	7,441	7,766
FMMS segment	3,876	4,608	13,060	16,282
Unallocated corporate expenses	(3,698)	(8,654)	(15,591)	(19,651)

Total operating income (loss)	2,522	(1,911)	4,910	4,397

Operating margin
TIS segment	11.0%	8.4%	9.3%	8.6%
FMMS segment	15.6%	15.2%	12.0%	13.3%
Total segment	13.5%	12.1%	10.8%	11.3%

Global Defense Technology & Systems, Inc.

Unaudited Consolidated Statements of Cash Flows

	Year Ended December 31,
(in thousands)	2008	2009

Cash flows from operating activities
Net Income	$1,062	$1,269
Adjustments to reconcile net income to net cash used in operating activities
Depreciation and amortization	996	1,005
Amortization of intangible assets	11,288	8,356
Equity-based compensation	435	4,757
Loss on disposition of property and equipment	12	64
Loss (gain) from change in market value of interest rate swap	128	(166)
Deferred income taxes	(2,111)	(1,233)
Change in operating assets and liabilities
Accounts receivable	(82)	(12,298)
Due to/from affiliates	(61)	(1,055)
Prepaid expenses and other assets	96	(383)
Accounts payable	812	4,453
Accrued expenses	1,860	(2,111)
Accrued interest on loans from affiliates	201	1,079
Income taxes receivable/payable	(1,834)	75
Excess tax benefit - share based compensation	—	(1,871)
Advance payments on contracts	(4,497)	(4,038)
Deferred rent	132	60

Net cash provided by (used in) operating activities	8,437	(2,037)

Cash flows from investing activities
Purchases of property and equipment	(602)	(1,071)
Recovery from acquisition escrow	475	—

Net cash used in investment activities	(127)	(1,071)

Cash flows from financing activities
Proceeds from stock issuance	—	34,326
Excess tax benefit - share based compensation	—	1,871
Payments under term loan	(3,600)	(12,600)
Net borrowings (payments) under revolving line of credit	238	(4,898)
Payments under loans from affiliates	(3,517)	(16,909)
Distribution for vested options	(270)	—
Payments of financing costs	(9)	(97)
Net advances to affiliates	(9)	—

Net cash provided by (used in) financing activities	(7,167)	1,693

Increase (decrease) in cash and cash equivalents	1,143	(1,415)
Cash and cash equivalents, beginning of year	279	1,422

Cash and cash equivalents, end of year	$1,422	$7

###